Exhibit 23.B

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement on Form S-8 of Conduent Incorporated of our report dated February 24, 2021 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Conduent Incorporated’s Annual Report on Form 10-K for the year ended December 31, 2020.

/s/PricewaterhouseCoopers LLP

Florham Park, New Jersey

June 15, 2021